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                                                                     EXHIBIT 8.1


DE BRAUW BLACKSTONE WESTBROEK P.C.
Advocaten Notarissen Belastingadviseurs



650 Fifth Avenue 4th Floor New York NY  10019

Telephone: (212) 259-4100
Facsimile: (212) 259-4111



To  Chicago Bridge & Iron Company N.V.
    Polarisavenue 31
    2132 JH Hoofddorp
    The Netherlands


J.C. Bol - tax adviser
Telephone:  31(20) 577 1693
Facsimile:  31(20) 577 1530
E-mail:     jcbol@dbbw.nl



New York, May 8, 2003
Our ref.:  90094033-l006-1031-SEC tax opinion final 4



Dear Sirs,


                       CHICAGO BRIDGE & IRON COMPANY N.V.

1        INTRODUCTION


         I have acted as Dutch legal adviser (belastingadviseur) to Chicago Bridge & Iron Company N.V., with corporate seat in Amsterdam (the "COMPANY"), in connection with the registration (the "REGISTRATION") by the Company with the United States Securities and Exchange Commission (the "SEC") of 1,705,528 ordinary shares in the share capital of the Company held by Wedge Engineering B.V. (the "WEDGE SHARES"), of 5,520,579 ordinary shares in the share capital of the Company held by First Reserve Fund VIII, L.P. (the "FRF SHARES"), of 1,000,000 ordinary shares in the share capital of the Company to be newly issued by the Company to third parties (the "COMPANY SHARES") and of 365,000 ordinary shares in the share capital of the Company to be newly issued by the Company to Mr. Gerald M. Glenn (the "GLENN SHARES", together with the Wedge Shares, the FRF Shares, the Company Shares and the Glenn Shares", the "SHARES").


2        DUTCH LAW


         This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion.


3        SCOPE OF INQUIRY

         For the purpose of this opinion, I have examined the following documents:



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Attorneys at law, tax lawyers, candidate civil law notaries. Admitted in The
Netherlands. Not admitted in New York.
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De Brauw Blackstone Westbroek P.C. is the New York Branch of De Brauw Blackstone
Westbroek New York B.V., The Hague, registered with the Trade Register in The Netherlands under no 27172369.
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DE BRAUW BLACKSTONE WESTBROEK P.C.



3.1 A print of an e-mailed copy of a draft dated May 6, 2003 of an Amendment No. 1 to a registration statement on Form S-3 relating to the registration, to be filed with the SEC on or about May 8, 2003 (excluding the documents incorporated in the registration statement by reference and any annexes to it (the "REGISTRATION STATEMENT").


       I have further reviewed such other documents as I have deemed necessary to enable me to render this opinion.

       My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4      ASSUMPTIONS

       For the purpose of this opinion, I have made the following assumptions:

4.1. All copy documents conform to the originals and all originals are genuine and complete.

4.2. All documents, where applicable, are or will be executed in the form submitted to and examined by me and referred to herein.

4.3. Each transaction entered into pursuant to or in connection with the documents is at arm's length.

5      OPINION

       Based on the documents referred to and the assumptions in paragraphs 3 and 4 and subject to any matters not disclosed to me, I am of the following opinion:


5.1 The statements contained in the Registration Statement under the heading "Dutch Taxation for Non-Resident Shareholders", set forth my opinion as to the Dutch tax consequences of acquiring, owning and disposing of the Shares.



6      RELIANCE



       This opinion is solely for the purpose of the Registration and may be filed with the SEC as an exhibit to the Registration Statement to be filed with the SEC on or about May 8, 2003 pertaining to the Registration. I hereby consent to the reference to De Brauw Blackstone Westbroek P.C., New York, New York, under the heading "Legal Matters" in the Registration Statement relating to the Registration to be filed with the SEC on or about May 8, 2003 (but I do not admit that I am a person whose consent for that filing and reference is required under Section 7 of the United States Securities Act of 1933, as amended). Otherwise, it is not to be transmitted to anyone nor is it to be relied upon for any other purpose.



       Yours faithfully,



       /s/ J.C. Bol



       J.C. BOL
       for De Brauw Blackstone Westbroek P.C.